UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  October 17, 2005

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-09585
(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923
(Address of Principal Executive Offices, including Zip Code)

(978) 777-5410
(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 17, 2005, we entered into a formal consulting agreement with David M. Lederman, Ph.D., our former Chief Executive Officer and former Chairman of the Board of Directors.  This agreement confirmed in writing our previously disclosed consulting arrangement with Dr. Lederman, which was approved by the Compensation Committee of our Board of Directors on August 11, 2004.  This agreement provides that Dr. Lederman will serve us as a senior advisor for a four-year term ending on March 31, 2009.  Under the terms of the agreement, Dr. Lederman will receive a fixed compensation of $200,000 per year and he will receive medical and dental insurance (on the same basis as our other senior executives) without charge until eligible for Medicare coverage.  Dr. Lederman’s existing stock options that were awarded in the past during his tenure as our Chief Executive Officer will continue to vest during the term of his service as an advisor.  The full text of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement dated as of October 17, 2005, by and between ABIOMED, Inc. and Dr. David M. Lederman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

	By:	/s/ Charles B. Haaser
Charles B. Haaser

Controller

Principal Accounting Officer

Principal Financial Officer

Date: October 21, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement dated as of October 17, 2005, by and between ABIOMED, Inc. and Dr. David M. Lederman